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                                                                    Exhibit 4.1

                      BOSTON PROPERTIES LIMITED PARTNERSHIP

                                       to

                              THE BANK OF NEW YORK

                                     TRUSTEE

                                -----------------

                          Supplemental Indenture No. 2

                          Dated as of January 17, 2003

                                -----------------

                                  $175,000,000

                                       of

                           6.25% Senior Notes due 2013

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                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                       ARTICLE ONE
                                      RELATION TO SENIOR INDENTURE; DEFINITIONS

   SECTION 1.1.         Relation to Senior Indenture.....................................................2
   SECTION 1.2.         Definitions......................................................................2

                                                       ARTICLE TWO
                                                        THE NOTES

   SECTION 2.1.         Title of the Securities.........................................................13
   SECTION 2.2.         Limitation on Aggregate Principal Amount........................................13
   SECTION 2.3.         Interest and Interest Rates; Maturity Date of Notes.............................13
   SECTION 2.4.         Limitations on Incurrence of Debt...............................................14
   SECTION 2.5.         Optional Redemption.............................................................16
   SECTION 2.6.         Places of Payment...............................................................16
   SECTION 2.7.         Method of Payment...............................................................16
   SECTION 2.8.         Currency........................................................................16
   SECTION 2.9.         Registered Securities; Global Form..............................................17
   SECTION 2.10.         Form of Notes..................................................................18
   SECTION 2.11.         Transfer and Exchange..........................................................18
   SECTION 2.12.         General Provisions Relating to Transfers and Exchanges.........................25
   SECTION 2.13.         Registrar and Paying Agent.....................................................26
   SECTION 2.14.         Defeasance.....................................................................26
   SECTION 2.15.         Provision of Financial Information.............................................27
   SECTION 2.16.         Waiver of Certain Covenants....................................................27
   SECTION 2.17.         No Sinking Fund................................................................27
   SECTION 2.18.         No Repayment at Option of Holders..............................................28
   SECTION 2.19.         Designation of CBD Properties..................................................28

                                                       ARTICLE THREE
                                                 MISCELLANEOUS PROVISIONS

   SECTION 3.1.         Ratification of Senior Indenture................................................28
   SECTION 3.2.         Governing Law...................................................................28
   SECTION 3.3.         Counterparts....................................................................28
   SECTION 3.4.         Trustee.........................................................................28

   SCHEDULE A           -   SC-A-1
   SCHEDULE B           -   SC-B-1
   EXHIBIT A            -   A-1
   EXHIBIT B            -   B-1
   EXHIBIT C            -   C-1

         THIS SUPPLEMENTAL INDENTURE NO. 2, dated as of January 17, 2003 (the "Second Supplemental Indenture"), between BOSTON PROPERTIES LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Delaware (herein called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has heretofore delivered to the Trustee an Indenture dated as of December 13, 2002 (the "Senior Indenture"), providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness (the "Securities").

         Section 3.01 of the Senior Indenture provides for various matters with respect to any series of Securities issued under the Senior Indenture to be established in an indenture supplemental to the Senior Indenture.

         Section 9.01(7) of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Securities of any series as provided by Sections
2.01 and 3.01 of the Senior Indenture.

         Pursuant to the terms of the Senior Indenture, the Company issued $750,000,000 aggregate principal amount of its 6.25% Senior Notes due 2013 under a supplemental indenture dated as of December 13, 2002 (the "First Supplemental Indenture") between the Company and the Trustee.

         In accordance with Section 2.2 of the First Supplemental Indenture, the Company desires to provide for the issue of an additional $175,000,000 aggregate principal amount of its 6.25% Senior Notes due 2013, such that the additional notes and the notes issued under the First Supplemental Indenture shall form a single series of notes to be known as the Company's 6.25% Senior Notes due 2013 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Senior Indenture and this Second Supplemental Indenture.

         The Board of Directors of Boston Properties, Inc., the general partner of the Company, has duly adopted resolutions authorizing the Company to execute and deliver this Second Supplemental Indenture.

         All of the conditions and requirements necessary to make this Second Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such series, as follows:

                                  ARTICLE ONE

                    RELATION TO SENIOR INDENTURE; DEFINITIONS

SECTION 1.1.      RELATION TO SENIOR INDENTURE.

         This Second Supplemental Indenture constitutes an integral part of the Senior Indenture.

SECTION 1.2.      DEFINITIONS.

         For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

               (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture; and

               (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture.

         "ADDITIONAL INTEREST" has the meaning specified in Section 2.3(d) hereof.

         "ANNUALIZED CONSOLIDATED EBITDA" means, for any quarter, the product of Consolidated EBITDA for such period of time multiplied by four (4), PROVIDED that any non-recurring item that is an expense shall be added back to net income in determining such Consolidated EBITDA before such multiplication and deducted once from such product, and FURTHER PROVIDED that any non-recurring item that is income shall be added to such product once and shall not be multiplied by four.

         "ANNUALIZED INTEREST EXPENSE" means, for any quarter, the Interest Expense for that quarter multiplied by four (4).

         "ANOTHER PERSON'S SHARE" means, in connection with the defined term "Contingent Liabilities of Boston Properties Limited Partnership and Subsidiaries", (1) the aggregate direct and indirect interests of each Person other than the Company or any of its Subsidiaries in the equity capital of the applicable Partially-Owned Entity, calculated by subtracting from 100% the Percentage Interest with respect to such Partially-Owned Entity, or (2) in the case of reimbursement owed to the Company or any of its Subsidiaries by a third party in respect of payment made under a guaranty, the amount to be reimbursed to the Company or any of its Subsidiaries by such third party.

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         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream, as the case may be, that apply to such transfer or exchange.

         "CAPITALIZATION RATE" means: (i) 9.0% for properties other than the CBD Properties, and (ii) 8.5% for properties which are CBD Properties.

         "CAPITALIZED PROPERTY VALUE" means, as of any date, the sum of (1) with respect to CBD Properties and non-CBD Properties, in each case that are not hotel properties, the aggregate sum of all Property EBITDA for each such CBD Property and non-CBD Property for the Latest Completed Quarter prior to such date, annualized (i.e., multiplied by four (4)), and capitalized at the applicable Capitalization Rate PLUS (2) with respect to CBD Properties and non-CBD Properties, in each case that are hotel properties, the aggregate sum of all Property EBITDA for each such CBD Property and non-CBD Property for the most recent four (4) consecutive completed fiscal quarters, capitalized at the applicable Capitalization Rate; PROVIDED, HOWEVER, that if the value of a particular property calculated pursuant to clause (1) or (2) above, as applicable, is less than the undepreciated book value of such property, as determined in accordance with GAAP, such undepreciated book value shall be used in lieu thereof with respect to such property.

         "CBD PROPERTIES" means each of the properties set forth on SCHEDULE A attached hereto, together with each additional property which is, from time to time, designated by the Company as a CBD Property in accordance with Section
2.19 hereof.

         "CBD MARKETS" means each of the markets set forth on SCHEDULE B attached hereto.

         "CLOSING DATE" has the meaning assigned to such term in the Registration Rights Agreement.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date,
(a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 P.M. on the third business day preceding such Redemption Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time (i) the average of the Reference Treasury Dealer Quotations obtained by the Trustee for such Redemption Date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations, or (ii) if the Trustee is unable to obtain at least four such Reference Treasury Dealers Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Trustee.

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         "CONSOLIDATED EBITDA" means, for any period of time, without duplication (1) net income (loss), excluding net derivative gains and gains (losses) on dispositions of real estate, before deductions for (i) Interest Expense, (ii) taxes, (iii) depreciation, amortization, net derivative losses and all other non-cash items, as determined in good faith by the Company, deducted in arriving at net income (loss), (iv) extraordinary items, (v) non-recurring items, as determined in good faith by the Company (including prepayment penalties), and (vi) minority interest, of the Company and its Subsidiaries; PLUS (2) the product of (A) net income (loss), excluding net derivative gains and gains (losses) on dispositions of real estate, before deductions for (i) interest expense, (ii) taxes, (iii) depreciation, amortization, net derivative losses and all other non-cash items, as determined in good faith by the Company, deducted in arriving at net income (loss), (iv) extraordinary items, and (v) non-recurring items, as determined in good faith by the Company (including prepayment penalties), of Partially-Owned Entities, multiplied by (B) the Company's and its Subsidiaries' percentage share of such Partially-Owned Entities; MINUS (3) the Company's income (loss) from Partially-Owned Entities. In each of cases (1), (2) and (3) for such period, amounts shall be as reasonably determined by the Company in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. Consolidated EBITDA shall be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

         "CONSOLIDATED FINANCIAL STATEMENTS" means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its subsidiaries prepared in accordance with GAAP. For purposes of this definition, if as of any date or for any period actual consolidated financial statements of any Person have not been prepared, then this term shall include the books and records of that Person ordinarily used in the preparation of such financial statements.

         "CONTINGENT LIABILITIES OF BOSTON PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES" means, as of any date, without duplication, those liabilities of the Company or any of its Subsidiaries consisting of indebtedness for borrowed money, as determined in accordance with GAAP, that are or would be stated and quantified as contingent liabilities in the notes to the Consolidated Financial Statements of the Company as of that date; PROVIDED, HOWEVER, that Contingent Liabilities of Boston Properties Limited Partnership and Subsidiaries shall exclude Another Person's Share of Duplicated Obligations.

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         "DEBT" means, as of any date, without duplication, (1) in the case of the Company, all indebtedness and liabilities for borrowed money, secured or unsecured, of the Company, including the Notes to the extent outstanding from time to time; (2) in the case of the Company's Subsidiaries, all indebtedness and liabilities for borrowed money, secured or unsecured, of the Subsidiaries, including in each of cases (1) and (2) mortgage and other notes payable, but excluding in each of cases (1) and (2) any indebtedness, including mortgages and other notes payable, which is secured by cash, cash equivalents or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness; PROVIDED that such trustee holds such cash for not more than 60 days from the date of deposit); and (3) all Contingent Liabilities of Boston Properties Limited Partnership and Subsidiaries. It is understood that Debt shall not include any redeemable equity interest in the Company.

         "DEFAULTED INTEREST" has the meaning specified in Section 2.3 hereof.

         "DEFINITIVE NOTE" means a certificated Note in the form of EXHIBIT A hereto, registered in the name of the Holder thereof and issued in accordance with Section 2.11 hereof, except that such Note shall not bear the Global Note Legend.

         "DEPOSITARY" has the meaning assigned to it in Section 2.9(a) hereof.

         "DUPLICATED OBLIGATIONS" means, as of any date, collectively, all those payment guaranties in respect of indebtedness and other liabilities, secured or unsecured, of Partially-Owned Entities, including mortgage and other notes payable, for which (1) the Company or any of its Subsidiaries, on the one hand, and another Person or Persons, on the other hand, are jointly and severally liable or (2) the Company or any of its Subsidiaries are entitled to reimbursement in respect of payment under such guaranties from another Person or Persons.

         "EXCHANGE NOTES" means the debt securities of the Company to be offered to Holders in exchange for Initial Notes pursuant to the Exchange Offer or otherwise pursuant to a registration of debt securities containing terms identical in all material respects to the Notes for which they are exchanged.

         "EXCHANGE OFFER" means the exchange offer by the Company of Exchange Notes for Initial Notes pursuant to the Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning assigned to such term in the Registration Rights Agreement.

         "GAAP" means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.

         "GLOBAL NOTES" means, individually or collectively, any of the Notes issued as Global Securities under the Senior Indenture.

         "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.03 of the Senior Indenture, which is required to be placed on all Global Notes issued under the Senior Indenture.

         "HOLDERS" has the meaning specified in Section 2.3 hereof.

         "INCUR" means, with respect to any Debt or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Debt or other obligation, and "Incurrence" and "Incurred" have the meanings correlative to the foregoing.

         "INDEPENDENT INVESTMENT BANKER" means J.P. Morgan Securities Inc., Banc of America Securities LLC, Salomon Smith Barney Inc. or such other independent investment banking institution of national standing appointed by the Company.

         "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "INITIAL NOTES" means the Notes issued under this Second Supplemental Indenture which are not Exchange Notes.

         "INITIAL PURCHASERS" has the meaning assigned to such term in the Registration Rights Agreement.

         "INTERCOMPANY DEBT" means, as of any date, Debt to which the only parties are Boston Properties, the Company, any Subsidiary of either of them as of that date or any Partially-Owned Entity.

         "INTEREST EXPENSE" means, for any period of time, the aggregate amount of interest recorded in accordance with GAAP for such period of time by the Company and its Subsidiaries, but EXCLUDING: (i) interest reserves funded from the proceeds of any loan and (ii) amortization of deferred financing costs; and INCLUDING, without duplication: (A) effective interest in respect of original issue discount as determined in accordance with GAAP; and (B) without limitation or duplication, the interest expense (determined as provided above) of Partially-Owned Entities, multiplied by the Company's Percentage Interest of the Partially-Owned Entity Outstanding Debt in such Partially-Owned Entities, in all cases as reflected in the applicable Consolidated Financial Statements.

         "INTEREST PAYMENT DATE" has the meaning specified in Section 2.3 hereof.

         "LATEST COMPLETED QUARTER" means the most recently ended fiscal quarter of the Company for which Consolidated Financial Statements of the Company have been completed, it being understood that at any time when the Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files annual and quarterly reports with the Commission, the term "Latest Completed Quarter" shall be deemed to refer to the fiscal quarter covered by the Company's most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, the Company's Annual Report on Form 10-K.

         "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "LIEN" means, without duplication, any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest; PROVIDED, that for purposes hereof, "Lien" shall not include any mortgage that has been defeased by the Company, any of its Subsidiaries or any of the Partially-Owned Entities in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness).

         "NON-U.S. PERSON" means a Person who is not a U.S. Person.

         "NOTES" has the meaning specified in Section 2.1 hereof. For all purposes of this Second Supplemental Indenture, the term "Notes" shall include the Initial Notes and any Exchange Notes to be issued and exchanged for any Initial Notes pursuant to the Registration Rights Agreement and this Second Supplemental Indenture and, for purposes of this Second Supplemental Indenture, all Initial Notes and Exchange Notes shall vote together as one series of Notes under the Senior Indenture.

         "PARTIALLY-OWNED ENTITY" means, at any time, any of the partnerships, associations, corporations, limited liability companies, trusts, joint ventures or other business entities in which the Company, directly, or indirectly through full or partial ownership of another entity, owns an equity interest, but which is not required in accordance with GAAP to be consolidated with the Company for financial reporting purposes.

         "PARTIALLY-OWNED ENTITY OUTSTANDING DEBT" means, as of any date, the aggregate principal amount of all outstanding indebtedness and liabilities for borrowed money, secured or unsecured, of the applicable Partially-Owned Entity, including mortgage and other notes payable but excluding any indebtedness which is secured by cash, cash equivalents or marketable securities or defeased (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness), all as reflected in the Consolidated Financial Statements of such Partially-Owned Entity as of such date.

         "PARTICIPANT" means, with respect to Euroclear, Clearstream or the Depositary, a Person who has an account with Euroclear, Clearstream or the Depositary, as the case may be (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

         "PARTICIPATING BROKER-DEALER" has the meaning assigned to such term in the Registration Rights Agreement.

         "PERCENTAGE INTEREST" means, with respect to a Partially-Owned Entity, the Company's direct or indirect interest in the equity capital of such entity without giving effect to any incentive or performance-based sharing in the entity's cash flow from operations or proceeds from capital transactions in excess of such equity interest.

         "PROPERTY EBITDA" means for any property, CBD Property or non-CBD Property, for any period of time, without duplication, (1) if the property is owned by the Company or any of its Subsidiaries, the net income (loss) derived from such property, excluding net derivative gains and gains (losses) on dispositions of real estate, before deductions for (i) Interest Expense, (ii) taxes, (iii) depreciation, amortization, net derivative losses and all other non-cash items, as determined in good faith by the Company, deducted in arriving at net income (loss), (iv) extraordinary items, (v) non-recurring items, as determined in good faith by the Company (including prepayment penalties), and
(vi) minority interest, and (2) if the property is owned by a Partially-Owned Entity, the product of (A) net income (loss) derived from such property, excluding net derivative gains and gains (losses) on dispositions of real estate, before deductions for (i) interest expense, (ii) taxes, (iii) depreciation, amortization, net derivative losses and all other non-cash items, as determined in good faith by the Company, deducted in arriving at net income
(loss), (iv) extraordinary items, and (v) non-recurring items, as determined in good faith by the Company (including prepayment penalties), multiplied by (B) the Company's and its Subsidiaries' percentage share of such Partially-Owned Entity. In each of cases (1) and (2) for such period, amounts shall be as reasonably determined by the Company in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. Property EBITDA shall be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of this definition, in the case of (1) and (2) above, Property EBITDA shall exclude general and administrative expenses as reflected in the Company's audited year-end Consolidated Financial Statements or reviewed interim Consolidated Financial Statements available for the Latest Completed Quarter or the most recent four (4) consecutive completed fiscal quarters, as applicable.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "QUALIFIED PERSON" means a "qualified person" within the meaning of Code Section 49(a)(1)(D)(iv).

         "REFERENCE TREASURY DEALER" means J.P. Morgan Securities Inc., Banc of America Securities LLC and Salomon Smith Barney Inc.(and their respective successors) or such other primary U.S. Government securities dealer appointed by the Company and three other primary U.S. Government securities dealers in New York City selected by the Independent Investment Banker (each, a "Primary Treasury Dealer"); PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

         "REGISTRABLE SECURITIES" has the meaning assigned to such term in the Registration Rights Agreement.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of January 13, 2003, among the Company and the Initial Purchasers.

         "REGULAR RECORD DATE" has the meaning specified in Section 2.3 hereof.

         "REGULATION S GLOBAL NOTE" means a Global Note in the form of EXHIBIT A hereto bearing the Global Note Legend and the legend in Section 2.11(f)(i) hereof and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee.

         "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Restricted Legend.

         "RESTRICTED LEGEND" means the legend initially set forth on the Initial Notes in the form set forth in Section 2.11(f)(ii).

         "RESTRICTED PERIOD" means the period beginning on the date hereof and ending on the later of January 22, 2003 and the completion of the distribution of the Notes by the Initial Purchasers.

         "RULE 144" means Rule 144 promulgated under the Securities Act, any successor rule or regulation to substantially the same effect or any additional rule or regulation under the Securities Act that permits transfers of restricted securities without registration such that the transferee thereof holds securities that are freely tradeable under the Securities Act.

         "RULE 144A" means Rule 144A promulgated under the Securities Act or any successor rule or regulation to substantially the same effect.

         "RULE 144A GLOBAL NOTE" means a Global Note in the form of EXHIBIT A hereto bearing the Global Note Legend and the Restricted Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

         "RULE 903" means Rule 903 promulgated under the Securities Act or any successor rule or regulation substantially to the same effect.

         "RULE 904" means Rule 904 promulgated under the Securities Act or any successor rule or regulation substantially to the same effect.

         "SECURED DEBT" means, as of any date, that portion of Total Outstanding Debt as of that date that is secured by a Lien on properties or other assets of the Company, any of its Subsidiaries or any of the Partially-Owned Entities.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SHELF REGISTRATION STATEMENT" has the meaning assigned to such term in the Registration Rights Agreement.

         "SPECIAL RECORD DATE" has the meaning specified in Section 2.3 hereof.

         "SUBSIDIARY" means, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with the Company or Boston Properties in accordance with GAAP.

         "TARGET FILING DATE" has the meaning specified in Section 2.3 hereof.

         "TARGET REGISTRATION DATE" has the meaning specified in Section 2.3 hereof.

         "TOTAL ASSETS" means, with respect to any Incurrence of Debt or Secured Debt, as of any date, in each case as determined by the Company without duplication, the sum of: (1) Capitalized Property Value; (2) cash, cash equivalents and marketable securities of the Company and its Subsidiaries, determined in accordance with GAAP; (3) with respect to notes receivable and mortgages, the lesser of (i) the aggregate amount of principal under such note or mortgage that will be due and payable to the Company or its Subsidiaries and
(ii) the purchase price paid by the Company or its Subsidiaries to acquire such note or mortgage; (4) with respect to real estate assets which are undeveloped land, the book value thereof in accordance with GAAP; (5) without duplication, the cost basis of properties of the Company and its Subsidiaries that are under development, determined in accordance with GAAP, as of the end of the quarterly period used for purposes of clause (1) above; (6) without duplication, the proceeds of the Debt or Secured Debt or the assets to be acquired in exchange for such proceeds, as the case may be, other than Intercompany Debt, Incurred from the end of the Latest Completed Quarter prior to the Incurrence of the Debt or Secured Debt, as the case may be, to the date of determination; and (7) the Company's and its Subsidiaries' percentage share of Partially-Owned Entities' assets described in clauses (1),
(2), (3), (4), (5) and (6) above.

         "TOTAL OUTSTANDING DEBT" means, as of any date, the sum, without duplication, of (1) the aggregate principal amount of all outstanding Debt of the Company as of that date; (2) the aggregate principal amount of all outstanding Debt of the Company's Subsidiaries, all as of that date; and (3) the sum of the aggregate principal amount of all Partially-Owned Entity Outstanding Debt of each of the Partially-Owned Entities multiplied by the Company's respective Percentage Interest in such Partially-Owned Entity as of that date.

         "TREASURY YIELD" means, with respect to any Redemption Date applicable to the Notes, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

         "UNENCUMBERED ASSETS" means, as of any date, in each case as determined by the Company without duplication, the sum of: (1) Unencumbered Capitalized Property Value; (2) cash, cash equivalents and marketable securities of the Company and its Subsidiaries, other than restricted cash, cash equivalents and marketable securities pledged to secure Debt, determined in accordance with GAAP; (3) with respect to notes receivable and mortgages, the lesser of (i) the aggregate amount of principal under such note or mortgage that will be due and payable to the Company or its Subsidiaries and (ii) the purchase price paid by the Company or its Subsidiaries to acquire such note or mortgage, except any notes receivable or mortgages that are serving as collateral for Secured Debt;
(4) with respect to real estate assets which are undeveloped land, the book value thereof in accordance with GAAP, except any land that is serving as collateral for Secured Debt; (5) without duplication, the cost basis of properties of the Company and its Subsidiaries that are under development, determined in accordance with GAAP, as of the end of the quarterly period used for purposes of clause (1) above, except any properties that are serving as collateral for Secured Debt; (6) without duplication, the proceeds of the Debt or Secured Debt or the assets to be acquired in exchange for such proceeds, as the case may be, other than Intercompany Debt, Incurred from the end of the Latest Completed Quarter prior to such date to the date of determination, except in each case any proceeds or assets that are serving as collateral for Secured Debt; and (7) the Company's and its Subsidiaries' percentage share, of Partially-Owned Entities' assets described in clauses (1), (2), (3), (4), (5) and (6) above. For the avoidance of doubt, cash held by a "qualified intermediary" in connection with proposed like-kind exchanges pursuant to
Section 1031 of the Code which may be classified as "restricted" for GAAP purposes shall nonetheless be included in clause (2) above, so long as the Company or any of its Subsidiaries has the right to (i) direct the qualified intermediary to return such cash to the Company or such Subsidiary if and when the Company or such Subsidiary fails to identify or acquire the proposed like-kind property or at the end of the 180-day replacement period or (ii) direct the qualified intermediary to use such cash to acquire like-kind property.

         "UNENCUMBERED CAPITALIZED PROPERTY VALUE" means, as of any date, the sum of (1) with respect to CBD Properties and non-CBD Properties, in each case that are not hotel properties, the aggregate of all Unencumbered Property EBITDA for each such CBD Property and non-CBD Property for the Latest Completed Quarter prior to such date, annualized (i.e., multiplied by four (4)), and capitalized at the applicable Capitalization Rate PLUS, (2) with respect to CBD Properties and non-CBD Properties, in each case that are hotel properties, the aggregate of all Unencumbered Property EBITDA for each such CBD Property and non-CBD Property for the most recent four (4) consecutive complete fiscal quarters, capitalized at the applicable Capitalization Rate; PROVIDED, HOWEVER, that if the value of a particular property calculated pursuant to clause (1) or (2) above, as applicable, is less than the undepreciated book value of such property determined in accordance with GAAP, such undepreciated book value shall be used in lieu thereof with respect to such property.

         "UNENCUMBERED CONSOLIDATED EBITDA" means, for any period of time, Consolidated EBITDA for such period of time less any portion thereof attributable to assets serving as collateral for Secured Debt.

         "UNENCUMBERED PROPERTY EBITDA" means, for any period of time, Property EBITDA for such period of time less any portion thereof attributable to assets serving as collateral for Secured Debt.

         "UNRESTRICTED GLOBAL NOTE" means a Global Note (other than a Regulation S Global Note) in the form of EXHIBIT A hereto that bears the Global Note Legend, and that is deposited with or on behalf of and registered in the name of the Depositary, but that does not bear and is not required to bear the Restricted Legend.

         "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Restricted Legend.

         "UNSECURED DEBT" means, as of any date, that portion of Total Outstanding Debt as of that date that is neither Secured Debt nor Contingent Liabilities of Boston Properties Limited Partnership and Subsidiaries.

         "U.S. PERSON" means a "U.S. Person" as defined in Rule 902(k) under the Securities Act.

                                  ARTICLE TWO

                                    THE NOTES

         SECTION 2.1. TITLE OF THE SECURITIES.

         On December 13, 2002, the Company issued a series of Securities under the First Supplemental Indenture designated the "6.25% Senior Notes due 2013." The Notes issued under this Second Supplemental Indenture are part of the same series of Securities issued by the Company under the First Supplemental Indenture.

         SECTION 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT.

         The aggregate principal amount of the Notes issued under this Second Supplemental Indenture initially shall be limited to $175,000,000 and shall be part of the single series of Notes designated the "6.25% Senior Notes due 2013." The Company may, subject to Section 2.4 of this Second Supplemental Indenture and applicable law, issue additional Notes under this Second Supplemental Indenture without the consent of the Holders of outstanding Notes. The initially issued Notes and any additional Notes subsequently issued shall be treated as a single class for all purposes of this Second Supplemental Indenture.

         Nothing contained in this Section 2.2 or elsewhere in this Second Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 3.03, 3.04, 3.05, 3.06, 9.06, 11.07 and
13.05 of the Senior Indenture.

         SECTION 2.3. INTEREST AND INTEREST RATES; MATURITY DATE OF NOTES.

         (a) The Notes shall bear interest at 6.25% per annum from December 13, 2002 or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid, payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2003 (each, an "Interest Payment Date"), to the persons (the "Holders") in whose name the applicable Notes are registered in the Security Register at the close of business 15 calendar days prior to such Interest Payment Date (I.E., January 1 and July 1, respectively) (regardless of whether such day is a Business Day, as defined below), as the case may be (each, a "Regular Record Date"). Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest, if any, not punctually paid or duly provided for on any Interest Payment Date with respect to a Note ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of such Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more particularly described in the Senior Indenture.

         (b) If any Interest Payment Date or Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

         (c) The Notes shall mature on January 15, 2013.

         (d) In the event that the Exchange Offer Registration Statement or the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, has not been filed on or prior to March 10, 2003 (the "Target Filing Date"), the Company shall pay additional interest (in addition to interest otherwise due on the Notes as provided herein) ("Additional Interest") to each Holder at a per annum rate equal to 0.25% from the Target Filing Date up to but excluding the date on which the Exchange Offer Registration Statement or the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, is filed. In the event that either (i) the Exchange Offer has not been completed on or prior to July 8, 2003 (the "Target Registration Date") or
(ii) the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, is not declared effective by the SEC on or prior to the Target Registration Date, the Company shall pay Additional Interest to each Holder at a per annum rate equal to 0.25% from the Target Registration Date up to but excluding the date on which the Exchange Offer is completed or the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, is declared effective by the SEC. In the event that either (x) the Exchange Offer has not been completed on or prior to October 6, 2003 (the "Extended Registration Date") or (y) the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, is not declared effective by the SEC on or prior to the Extended Registration Date, the Company shall pay Additional Interest to each Holder at a per annum rate equal to 0.25% from the Extended Registration Date up to but excluding the date on which the Exchange Offer is completed or the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, is declared effective by the SEC. Notwithstanding the foregoing, (i) no Additional Interest shall be payable to any Holder of Notes pursuant to this Section 2.3(d) if such Notes have ceased to be Registrable Securities and (ii) in no event shall the Additional Interest payable pursuant to this Section 2.3(d) exceed 0.50% per annum. The Company shall pay such Additional Interest on each Interest Payment Date, and payment of Additional Interest shall be subject to the terms and conditions of the Registration Rights Agreement.

         (e) There shall also be payable in respect of each Note all Additional Interest that may have accrued on such Note for which the Note was exchanged pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Note and payable at the same time and in the same manner as periodic interest on such Note.

         SECTION 2.4. LIMITATIONS ON INCURRENCE OF DEBT.

         In addition to the covenants set forth in Article Ten of the Senior Indenture, there are established pursuant to Section 9.01(2) of the Senior Indenture the following covenants for the benefit of the Holders of the Notes and to which the Notes shall be subject:

         (a) The Company shall not, and shall not permit any Subsidiary to, Incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Debt and any other Debt, other than Intercompany Debt, Incurred since the end of the Latest Completed Quarter prior to the Incurrence of the additional Debt and the application of the net proceeds of the additional Debt and such other Debt, Total Outstanding Debt would exceed 60% of Total Assets, in each case determined as of the end of such Latest Completed Quarter.

         (b) The Company shall not, and shall not permit any Subsidiary to, Incur any Secured Debt, other than Secured Debt that is also Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Secured Debt and any other Secured Debt, other than Intercompany Debt, Incurred since the end of the Latest Completed Quarter prior to the Incurrence of the additional Secured Debt and the application of the net proceeds of the additional Secured Debt and such other Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 50% of Total Assets determined as of the end of such Latest Completed Quarter.

         (c) The Company shall not, and shall not permit any Subsidiary to, Incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the Incurrence of the additional Debt, the ratio of Annualized Consolidated EBITDA for the Latest Completed Quarter prior to the Incurrence of the additional Debt, to Annualized Interest Expense for that quarter would be less than 1.50 to 1.00 on a pro forma basis after giving effect to the Incurrence of the additional Debt and to the application of the net proceeds therefrom, and calculated on the assumption, without duplication, that: (i) the additional Debt and any other Debt Incurred by the Company, any of its Subsidiaries or any of the Partially-Owned Entities from the first day of that quarter to the date of determination, which was outstanding at the date of determination, had been Incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the net proceeds of that Debt, including to refinance (1) Debt under any revolving credit facility or (2) other Debt, had occurred at the beginning of that period;
(ii) the repayment or retirement of any other Debt repaid or retired by the Company, any of its Subsidiaries or any of the Partially-Owned Entities from the first day of that quarter to the date of determination occurred at the beginning of that period; PROVIDED that, except as set forth in clause (i) or (iii) of this Section 2.4(c), in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during that period; and (iii) in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by the Company, any of its Subsidiaries or any of the Partially-Owned Entities from the first day of that quarter to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, (1) the acquisition, disposition, placement in service or removal from service had occurred as of the first day of that period, with the appropriate adjustments to Annualized Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation and
(2) the
application of the net proceeds from a disposition to repay or refinance Debt, including, without limitation, Debt under any revolving credit facility, had occurred on the first day of that period.

         (d) The Company and its Subsidiaries shall maintain at all times Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Company and its Subsidiaries.

         SECTION 2.5. OPTIONAL REDEMPTION.

         The Notes shall be redeemable, at the option of the Company, in whole at any time or in part from time to time, upon not less than 30 days but not more than 60 days' prior notice mailed to the registered address of each Holder of Notes to be so redeemed, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of (A) the present values as of the Redemption Date of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the date of Maturity (except for currently accrued but unpaid interest) discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the applicable Treasury Yield, plus 35 basis points, plus (B) accrued interest to the Redemption Date.

         SECTION 2.6. PLACES OF PAYMENT.

         The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Senior Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency for such purpose shall initially be located at c/o The Bank of New York, 101 Barclay Street-21W, New York, NY 10286.

         SECTION 2.7. METHOD OF PAYMENT.

         Payment of the principal of and interest on the Notes shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

         SECTION 2.8. CURRENCY.

         Principal and interest on the Notes shall be payable in Dollars.

         SECTION 2.9. REGISTERED SECURITIES; GLOBAL FORM.

         (a) GENERAL. The Notes shall be issuable and transferable in fully registered form as Registered Securities, without coupons. The Notes shall initially be issued in the form of one or more permanent Global Notes, with the Restricted Legend affixed thereto. The depository for the Notes shall be The Depository Trust Company (the "Depositary"). The Notes shall not be issuable in definitive form except as provided in Section 3.05 of the Senior Indenture.

         (b) RULE 144A GLOBAL NOTES. Notes offered and sold to QIBs pursuant to Rule 144A shall be issued initially in the form of one or more Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee. Each Rule 144A Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time as conclusively reflected in the books and records of the Trustee endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any change in the principal amount of a Rule 144A Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as the custodian for the Depositary, at the direction of the Security Registrar, in accordance with instructions given by the Holder thereof as required by Section 2.11 hereof.

         (c) REGULATION S GLOBAL NOTES. Notes offered and sold to QIBs which are Qualified Persons in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee. During the Restricted Period, interests in a Regulation S Global Note must be held through Euroclear or Clearstream, if the holders are Participants in such systems, or indirectly through organizations that are Participants in such systems. Following the termination of the Restricted Period, beneficial interests in a Regulation S Global Note may be held, directly or indirectly, in the account of any Participant of the Depositary. Each Regulation S Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time as conclusively reflected in the books and records of the Trustee endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any change in the principal amount of a Regulation S Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as the custodian for the Depositary, at the direction of the Security Registrar, in accordance with instructions given by the Holder thereof as required by Section 2.11 hereof.

         SECTION 2.10. FORM OF NOTES.

         The Notes shall be substantially in the form attached as EXHIBIT A hereto.

         SECTION 2.11. TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary stating that it is unwilling or unable to continue to act as a clearing agency for the Notes or is no longer a clearing agency registered under the Exchange Act or other applicable law and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice; or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; PROVIDED, that in no event shall a Regulation S Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period. Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.

         (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of the Senior Indenture and the applicable procedures of the Depositary. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                    (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME TYPE OF GLOBAL NOTE. Beneficial interests in any Rule 144A Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note in accordance with the transfer restrictions set forth in the Restricted Legend. Beneficial interests in any Regulation S Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Regulation S Global Note; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream, if the holders are Participants in such systems, or indirectly through organizations that are Participants in such systems. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.11(b)(i).

                    (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.11(b)(i) above, and, subject to any other requirement in this Section 2.11, the transferor of such beneficial interest must deliver to the Security Registrar either: (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary, Euroclear or Clearstream in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in a Global Note of another type in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B), subject to Section 2.11(a), (1) a written order from a Participant or an Indirect Participant given to the Depositary, Euroclear or Clearstream in accordance with the Applicable Procedures directing the Depositary, Euroclear or Clearstream to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be exchanged and (2) instructions given by the Depositary, Euroclear or Clearstream to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the exchange; PROVIDED that in no event shall Definitive Notes be issued upon the exchange of beneficial interests in a Regulation S Global Note prior to the expiration of the Restricted Period. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained herein and in the Senior Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.11(h) hereof.

                    (iii) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in a Rule 144A Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if (x) the exchange or transfer complies with the requirements of Section 2.11(b)(ii) above and (y):

                         (A) such exchange or transfer is effected pursuant to
            the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not
            (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company, and such Letter of Transmittal or book-entry system certification shall satisfy the requirements of
            Section 2.11(b)(ii);

                         (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                         (C) such transfer is effected by a Participating
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D) a certificate in the form of EXHIBIT B with the
            certification set forth in paragraph 3(d) or 4 thereof is completed, and, if the Security Registrar so requests or the Applicable Procedures so require, an Opinion of Counsel to the effect that the transfer is permitted, and that upon transfer the Notes will not be restricted under the Securities Act, is furnished to the Security Registrar.

         If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with the Senior Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred.

                     (iv) TRANSFER OF BENEFICIAL INTERESTS TO AND FROM REGULATION S GLOBAL NOTES.

                         (A) TRANSFER OF BENEFICIAL INTERESTS IN A REGULATION S
            GLOBAL NOTE PRIOR TO THE TERMINATION OF THE RESTRICTED PERIOD FOR BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE. A beneficial interest in any Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Rule 144A Global Note if (x) the transfer complies with the requirements of Section 2.11(b)(ii) above and (y) the holder of the beneficial interest in the Regulation S Global Note delivers to the Trustee and the Security Registrar a certificate in the form of EXHIBIT B hereto with the certification set forth in paragraph 1 thereof completed.

                         (B) TRANSFER OF BENEFICIAL INTERESTS IN A REGULATION S
            GLOBAL NOTE FOLLOWING THE TERMINATION OF THE RESTRICTED PERIOD FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Regulation S Global Note following the termination of the Restricted Period may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if (x) the transfer complies with the requirements of Section 2.11(b)(ii) above and (y) the holder of the Regulation S Global Note delivers to the Security Registrar a certificate in the form of EXHIBIT B hereto with the certification set forth in paragraph 3(d) or 4 thereof completed.

                         (C) TRANSFER OF BENEFICIAL INTERESTS IN A RULE 144A
            GLOBAL NOTE FOR BENEFICIAL INTERESTS IN A REGULATION S GLOBAL NOTE. A beneficial interest in any Rule 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a

            Regulation S Global Note if (x) the transfer complies with the requirements of Section 2.11(b)(ii) above and (y) the holder of the beneficial interest in the Rule 144A Global Note delivers to the Security Registrar a certificate in the form of EXHIBIT B hereto with the certification set forth in paragraph 2 thereof completed.

        (c) EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE
NOTES.

                     (i) BENEFICIAL INTERESTS IN RULE 144A GLOBAL NOTES OR REGULATION S GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Subject to Section 2.11(a), a holder of a beneficial interest in a Rule 144A Global Note or Regulation S Global Note may exchange such beneficial interest for an Unrestricted Definitive Note only if such exchange is in accordance with the Applicable Procedures, and, if the Security Registrar so requests or the Applicable Procedures so require, an Opinion of Counsel or other certification to the effect that the exchange is permitted, and that upon exchange the Notes will not be restricted under the Securities Act, is furnished to the Security Registrar.

                     (ii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in an Unrestricted Global Note may, in the circumstances described in Section 2.11(a), exchange such beneficial interest for an Unrestricted Definitive Note.

         Any exchange pursuant to this Section 2.11(c) shall satisfy the requirements of Section 2.11(b)(ii). In any such case, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.11(h) hereof, and the Company shall execute and the Trustee, upon receipt of a Company Order in accordance with the Senior Indenture, shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.11(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.11(d), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.11(d).

                     (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Note if the Security Registrar receives the following:

                         (A) if the transfer will be made pursuant to Rule 144A,
            then the transferor must deliver a certificate in the form of EXHIBIT B hereto with the certification set forth in paragraph 1 thereof completed,

                         (B) if the transfer will be made to a Non-U.S. Person
            which is a QIB and a Qualified Person in an offshore transaction in accordance with Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of EXHIBIT B hereto with the certification set forth in paragraph 2 thereof completed; and

                         (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver an Opinion of Counsel and/or other certification in form and substance acceptable to the Security Registrar and the Company.

                     (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                         (A) such exchange or transfer is effected pursuant to
            the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal, that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or
            (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                         (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                         (C) any such transfer is effected by a Participating
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D) a certificate in the form of EXHIBIT B hereto with
            the certification set forth in paragraph 3(d) or 4 thereof completed, and, if the Trustee and the Security Registrar so request or the Applicable Procedures so require, an Opinion of Counsel to the effect that the transfer is permitted, and that upon transfer the Notes will not be restricted under the Securities Act, is furnished to the Trustee and the Securities Registrar.

                     (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (e) EXCHANGE OFFER; SHELF REGISTRATION STATEMENT.

                     (i) Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with the Senior Indenture, the Trustee shall authenticate (x) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Rule 144A Global Notes and Regulation S Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (y) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Rule 144A Global Notes and/or Regulation S Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall, upon receipt of a Company Order in accordance with the Senior Indenture, authenticate and deliver to the Persons designated by the Holders of the Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                     (ii) Following the effectiveness of a Shelf Registration Statement, if any, the Company shall issue and, upon receipt of a Company Order in accordance with the Senior Indenture, the Trustee shall authenticate from time to time (x) one or more Unrestricted Global Notes, or, if there shall be at the time one or more Unrestricted Global Notes outstanding and such increase can be effected in accordance with the Applicable Procedures, the Trustee shall increase or cause to be increased the aggregate principal amount thereof, in each case in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes sold by Persons that certify as to the consummation of such sale under the Shelf Registration Statement in a manner acceptable to the Trustee and the Company and (y) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes sold by Persons that certify as to the consummation of such sale under the Shelf Registration Statement in a manner acceptable to the Trustee and the Company. Concurrently with the issuance of such Unrestricted Global Notes, the Trustee shall cause the aggregate principal amount of the applicable Rule 144A Global Notes and/or the Regulation S Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall, upon receipt of a Company Order in accordance with the Senior Indenture, authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so sold Unrestricted Definitive Notes in the appropriate principal amount.

         (f) LEGENDS.

                     (i) RESTRICTED LEGEND. Except as otherwise provided in
Section 2.11(g), each Initial Note shall bear the following legend on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, FOR THE BENEFIT OF BOSTON PROPERTIES LIMITED PARTNERSHIP (THE "ISSUER"), THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO A QUALIFIED INSTITUTIONAL BUYER WHICH IS A "QUALIFIED PERSON" WITHIN THE MEANING OF INTERNAL REVENUE CODE SECTION 49(a)(1)(D)(iv) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT,
(E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, OR
(F) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF THE PURCHASER REPRESENTS THAT IT IS A "QUALIFIED PERSON" WITHIN THE MEANING OF INTERNAL REVENUE CODE SECTION 49(a)(1)(D)(iv), AND IN THE CASE OF (A) THROUGH (F) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. EACH HOLDER WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERENCED ABOVE.

         THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

                     (ii) REGULATION S GLOBAL NOTE LEGEND. The Regulation S Global Note shall bear the following legend on the face thereof:

         DURING THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), INTERESTS IN THIS REGULATION S GLOBAL NOTE MAY ONLY BE HELD THROUGH EUROCLEAR AND CLEARSTREAM.

         (g) (i) If the Company determines (upon the advice of counsel and such other certifications as the Company may reasonably require) that any Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (ii) after an Initial Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) exchanged for an Exchange Note, the Company may instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend and the Trustee will comply with such instruction.

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with the terms of the Senior Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary to reflect such increase.

         SECTION 2.12. GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

         (a) The Trustee and the Security Registrar will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee or the Security Registrar, as the case may be.

         (b) By its acceptance of any Note bearing the Restricted Legend, each Holder acknowledges the restrictions on transfer of such Note set forth in this Second Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such Note only as provided in this Second Supplemental Indenture. The Security Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Second Supplemental Indenture. In connection with any transfer of a Note, each Holder agrees by its acceptance of such Note to furnish the Security Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED, that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

         (c) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Second Supplemental Indenture or applicable United States federal or state securities law.

         (d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or Participants or Indirect Participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.13. REGISTRAR AND PAYING AGENT.

         The Trustee shall initially serve as Security Registrar and Paying Agent for the Notes.

         SECTION 2.14. DEFEASANCE.

         The provisions of Sections 14.02 and 14.03 of the Senior Indenture, together with the other provisions of Article Fourteen of the Senior Indenture, shall be applicable to the Notes. The provisions of Section 14.03 of the Senior Indenture shall apply to the covenants set forth in Sections 2.4 and 2.15 of this Second Supplemental Indenture and to those covenants specified in Section
14.03 of the Senior Indenture.

         SECTION 2.15. PROVISION OF FINANCIAL INFORMATION.

         Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject.

         The Company shall also in any event (x) within 15 days of each Required Filing Date (i) if the Company is not then subject to Section 13 or 15(d) of the Exchange Act, transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and
(y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

         SECTION 2.16. WAIVER OF CERTAIN COVENANTS.

         Notwithstanding the provisions of Section 10.09 of the Senior Indenture, the Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.04 to 10.08, inclusive, of the Senior Indenture, with Sections 2.4 and 2.15 of this Second Supplemental Indenture and with any other term, provision or condition with respect to the Notes (except any such term, provision or condition which could not be amended without the consent of all Holders of the Notes), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Notes, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

         SECTION 2.17. NO SINKING FUND.

         The provisions of Article Twelve of the Senior Indenture shall not be applicable to the Notes.

         SECTION 2.18. NO REPAYMENT AT OPTION OF HOLDERS.

         The provisions of Article Thirteen of the Senior Indenture shall not be applicable to the Notes.

         SECTION 2.19. DESIGNATION OF CBD PROPERTIES.

         From time to time, the Company may designate one or more additional properties as CBD Properties by delivering an Officers' Certificate, in substantially the form attached hereto as EXHIBIT C, to the Trustee (i) setting forth the name of such property and (ii) certifying that, in the good faith opinion of such officers, such property is located in the central business district of a CBD Market. Upon delivery of such Officers' Certificate to the Trustee, such property shall be a CBD Property for all purposes of this Second Supplemental Indenture.

                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. RATIFICATION OF SENIOR INDENTURE.

         Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved.

         SECTION 3.2. GOVERNING LAW.

         This Second Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York. This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

         SECTION 3.3. COUNTERPARTS.

         This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4. TRUSTEE.

         The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and not of the Trustee.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                                 BOSTON PROPERTIES LIMITED PARTNERSHIP

                                 By: Boston Properties, Inc.,
                                     its general partner

                                 By: /s/ Edward H. Linde
                                    -------------------------------------------
                                    Name: Edward H. Linde
                                    Title: President and Chief Executive
                                           Officer

                                 THE BANK OF NEW YORK, as Trustee

                                 By: /s/ Kisha A. Holder
                                    -------------------------------------------
                                    Name: Kisha A. Holder
                                    Title: Assistant Treasurer

                                                                     SCHEDULE A

                                 CBD PROPERTIES

         PROPERTY                                        LOCATION
         --------                                        --------
         265 Franklin Street                             Boston, MA
         Prudential Center Tower                         Boston, MA
         101 Huntington Avenue                           Boston, MA
         Prudential Center Retail                        Boston, MA
         Prudential Lord & Taylor                        Boston, MA
         Prudential Saks 5th Avenue                      Boston, MA
         111 Huntington Retail                           Boston, MA
         111 Huntington Avenue                           Boston, MA
         Huntington Retail Parcel                        Boston, MA
         Prudential Center Garage                        Boston, MA
         Cambridge Center One                            Cambridge, MA
         Cambridge Center Three                          Cambridge, MA
         Cambridge Center Eight                          Cambridge, MA
         Cambridge Center Ten                            Cambridge, MA
         Cambridge Center Eleven                         Cambridge, MA
         Cambridge Center Fourteen                       Cambridge, MA
         University Place                                Cambridge, MA
         Cambridge Center North Garage                   Cambridge, MA
         Citigroup Center                                New York, NY
         599 Lexington Avenue                            New York, NY
         280 Park Avenue                                 New York, NY
         875 Third Avenue                                New York, NY
         5 Times Square                                  New York, NY
         Times Square Tower                              New York, NY
         399 Park Avenue                                 New York, NY
         100 East Pratt Street                           Baltimore, MD
         Riverfront Plaza                                Richmond, VA
         Embarcadero Center One                          San Francisco, CA
         Embarcadero Center Two                          San Francisco, CA
         Embarcadero Center Three                        San Francisco, CA
         Embarcadero Center Four                         San Francisco, CA
         Federal Reserve                                 San Francisco, CA
         West Tower                                      San Francisco, CA
         Metropolitan Square                             Washington, DC
         Market Square North                             Washington, DC
         1301 New York Avenue                            Washington, DC
         Capital Gallery                                 Washington, DC
         500 E Street                                    Washington, DC
         Sumner Square                                   Washington, DC
         Shaw Pittman Building                           Washington, DC
         901 New York Avenue                             Washington, DC

                                     SC-A-1

                                                                     SCHEDULE B

                                   CBD MARKETS

Los Angeles, California
Orange County, California
San Francisco, California
San Jose, California
Denver, Colorado
Washington, D.C.
Miami, Florida
Atlanta, Georgia
Chicago, Illinois
Baltimore, Maryland
Boston, Massachusetts
Cambridge, Massachusetts
Detroit, Michigan
Minneapolis, Minnesota
New York, New York
Portland, Oregon
Philadelphia, Pennsylvania
Dallas, Texas
Houston, Texas
Richmond, Virginia
Seattle, Washington

                                     SC-B-1

                                                                       EXHIBIT A

                                  FORM OF NOTE

                               [Face of Security]

[If this Security is an Initial Note, insert: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, FOR THE BENEFIT OF BOSTON PROPERTIES LIMITED PARTNERSHIP (THE "ISSUER"), THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO A QUALIFIED INSTITUTIONAL BUYER WHICH IS A "QUALIFIED PERSON" WITHIN THE MEANING OF INTERNAL REVENUE CODE SECTION 49(a)(1)(D)(iv) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, OR (F) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF THE PURCHASER REPRESENTS THAT IT IS A "QUALIFIED PERSON" WITHIN THE MEANING OF INTERNAL REVENUE CODE SECTION 49(a)(1)(D)(iv), AND IN THE CASE OF (A) THROUGH (F) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

EACH HOLDER WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERENCED ABOVE.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]

[If this Security is a Regulation S Global Note, insert: DURING THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), INTERESTS IN THIS REGULATION S GLOBAL NOTE MAY ONLY BE HELD THROUGH EUROCLEAR AND CLEARSTREAM.]

[If the Holder of this Security (as indicated below) is The Depository Trust Company ("DTC") or a nominee of DTC, insert: UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.]

                      BOSTON PROPERTIES LIMITED PARTNERSHIP
                           6.25% Senior Notes due 2013

No. ______                                                               $_____
CUSIP No. _______

         BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (herein referred to as the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to __________ or registered assigns the principal sum of ________ January 15, 2013 (the "Stated Maturity Date") or earlier at the option of the Company as provided herein (the "Redemption Date") and to pay interest thereon from December 13, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year

(each, an "Interest Payment Date"), commencing July 15, 2003, at the rate of 6.25% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose; PROVIDED, HOWEVER, that such interest may be paid, at the Company's option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The principal of this Security payable on the Stated Maturity Date or the principal of, premium or Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date, will be paid against presentation of this Security at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest payable on this Security on any Interest Payment Date and on the Stated Maturity Date or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including December 13, 2002, if no interest has been paid on this Security) to but excluding such Interest Payment Date or the Stated Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date or Redemption Date falls on a day that is not a Business Day, as defined below, principal, premium or Make-Whole Amount, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are required or authorized by law, regulation or executive order to close.

         [If this Security is a Global Note, insert: All payments of principal, premium or Make-Whole Amount, if any, and interest in respect of this Security will be made by the Company in immediately available funds.]

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated: ______________

                             BOSTON PROPERTIES LIMITED PARTNERSHIP

                             By: Boston Properties, Inc.,
                                 its general partner

                             By:
                                -----------------------------------------------
                                Name:
                                Title:

Attest:

-----------------------
Secretary

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK,
                                           as Trustee

Dated:                                     By:
     ------------------                       ---------------------------------
                                              Authorized Signatory

                              [Reverse of Security]

                      BOSTON PROPERTIES LIMITED PARTNERSHIP

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 13, 2002, as supplemented by Supplemental Indenture No. 2, dated as of January 17, 2003 (as so supplemented, herein called the "Indenture"), each between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security shall be part of the single series of notes known as the Company's 6.25% Senior Notes due 2013. The aggregate principal amount of the Securities to be issued under this Indenture is limited to $175,000,000 (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities). All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         If an Event of Default, as defined in the Indenture, with respect to the Securities shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Securities are subject to redemption, at the option of the Company, in whole at any time or in part from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of (A) the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the date of Maturity (except for currently accrued but unpaid interest) discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the applicable Treasury Yield, plus 35 basis points, plus (B) accrued interest to the Redemption Date.

         Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

         In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         In the event that the Exchange Offer Registration Statement or the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, has not been filed on or prior to March 10, 2003 (the "Target Filing Date"), the Company shall pay additional interest (in addition to interest otherwise due on the Notes as provided herein) ("Additional Interest") to each Holder at a per annum rate equal to 0.25% from the Target Filing Date up to but excluding the date on which the Exchange

Offer Registration Statement or the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, is filed. In the event that either (i) the Exchange Offer has not been completed on or prior to July 8, 2003 (the "Target Registration Date") or (ii) the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, is not declared effective by the SEC on or prior to the Target Registration Date, the Company shall pay Additional Interest to each Holder at a per annum rate equal to 0.25% from the Target Registration Date up to but excluding the date on which the Exchange Offer is completed or the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, is declared effective by the SEC. In the event that either (x) the Exchange Offer has not been completed on or prior toOctober 6, 2003 (the "Extended Registration Date") or (y) the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, is not declared effective by the SEC on or prior to the Extended Registration Date, the Company shall pay Additional Interest to each Holder at a per annum rate equal to 0.25% from the Extended Registration Date up to but excluding the date on which the Exchange Offer is completed or the Shelf Registration Statement, if required pursuant to the Registration Rights Agreement, is declared effective by the SEC. Notwithstanding the foregoing, (i) no Additional Interest shall be payable to any Holder of Securities pursuant to this provision if such Securities have ceased to be Registrable Securities and
(ii) in no event shall the Additional Interest payable pursuant to this provision exceed 0.50% per annum. The Company shall pay such Additional Interest on each Interest Payment Date, and payment of Additional Interest shall be subject to the terms and conditions of the Registration Rights Agreement.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium or Make-Whole Amount, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium or Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of or premium or Make-Whole Amount, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of Boston Properties or of any successor, either directly or through Boston Properties or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code

and irrevocably appoint______________________________________ to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:                                  Your Signature:
    ---------------------                             -------------------------
                                       (Sign exactly as your name appears on
                                       the face of this Security)

                                       Tax Identification No:
                                                            -------------------

                                       SIGNATURE GUARANTEE:
                                                           ---------------------

                                       Signatures must be guaranteed by an
                                       "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                       Amount of         Amount of        Principal amount
                        decrease         increase       of this Global Note      Signature of
                      in principal      in principal      following such       authorized officer
                     amount of this    amount of this         decrease            of Trustee or
Date of Exchange      Global Note        Global Note        (or increase)         Note Custodian








                                                                      EXHIBIT B

                                     FORM OF
                              TRANSFER CERTIFICATE

Boston Properties Limited Partnership
800 Boylston Street
Suite 400
Boston, Massachusetts 02199
Attention:[______________]

The Bank of New York
101 Barclay Street-21W
New York, New York 10286
Attention:[______________]

         Re: 6.25% SENIOR NOTES DUE 2013

         Reference is hereby made to Supplemental Indenture No. 2, dated as of January 17, 2003 (the "Supplemental Indenture"), between Boston Properties Limited Partnership (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

         _______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the "Transfer"), to (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

(1) / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Restricted Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Restricted Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Supplemental Indenture and under the Securities Act.

(2) / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO
REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, (iv) the transfer is being made to a person which is a QIB and a Qualified Person and (v) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than one of the Initial Purchasers). Upon consummation of the proposed transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on Transfer enumerated in the Restricted Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Supplemental Indenture and under the Securities Act.

(3) / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

         (b) / / such Transfer is being effected to the Company or a subsidiary thereof;

         (c) / / such Transfer is being effected to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act); or

         (d) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(4) / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Supplemental Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Supplemental Indenture and the Restricted Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Supplemental Indenture.

         (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Supplemental Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Supplemental Indenture and the Restricted Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Supplemental Indenture.

         (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Supplemental Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Supplemental Indenture and the Restricted Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Supplemental Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Supplemental Indenture.

         This certificate and the statements contained herein are made for the benefit of the Trustee and the Company.

                                       [Insert Name of Transferor]

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Dated:
     -------------------------

                                    ANNEX A-1

                                                                        ANNEX A

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      / /  a beneficial interest in the:

                  (i)      / /  144A Global Note (CUSIP 10112RAA2), or

                  (ii)     / /  Regulation S Global Note (CUSIP U07978AA4); or

         (b)      / /  a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      / /  a beneficial interest in the:

                  (i)      / /  144A Global Note (CUSIP 10112RAA2), or

                  (ii)     / /  Regulation S Global Note (CUSIP U07978AA4); or

                  (iii)    / /  Unrestricted Global Note (CUSIP 10112RAB0); or

         (b)      / /  a Restricted Definitive Note; or

         (c)      / /  an Unrestricted Definitive Note,

                  in accordance with the terms of the Supplemental Indenture.

                                   ANNEX A-1

                                                                      EXHIBIT C

                                     FORM OF
                              OFFICERS' CERTIFICATE

         Reference is made to Supplemental Indenture No. 2, dated as of January 17, 2003 (the "Supplemental Indenture"), between Boston Properties Limited Partnership (the "Company") and The Bank of New York, as trustee. Pursuant to
Section 2.19 of the Supplemental Indenture, each of the undersigned officers of Boston Properties, Inc., the general partner of the Company, hereby certifies that in his good faith judgment the properties listed on the schedule attached hereto are located in a central business district of a CBD Market (as such term is defined in the Supplemental Indenture). In accordance with Section 2.19 of the Supplemental Indenture, each such property listed on such schedule shall be a CBD Property for all purposes of the Supplemental Indenture.

                                      -----------------------------------------
                                      Name:
                                      Title:

                                      -----------------------------------------
                                      Name:
                                      Title:

Dated:
     -----------------------


                                      C-1